Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(260,494)
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,276,315
Dividend Income	41,994
Interest Income	27,575
ETF Transaction Fees	3,150
Total Income (Loss)	$1,088,540

Expenses
General Partner Management Fees	$9,306
Professional Fees	12,521
Brokerage Commissions	1,140
Directors' Fees and insurance	477
License fees	761
Total Expenses	$24,205
Net Income (Loss)	$1,064,335

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/24	$19,120,575
Additions (400,000 Shares)	3,053,041
Withdrawals ((600,000) Shares)	(4,565,830)
Net Income (Loss)	1,064,335

Net Asset Value End of Month	$18,672,121
Net Asset Value Per Share (2,300,000 Shares)	$8.12

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596